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                                                                   Exhibit 99(g)

                               CUSTODIAN AGREEMENT

                         USBAM SECURITIES LENDING TRUST

                         U.S. BANK NATIONAL ASSOCIATION


           THIS AGREEMENT, made as of this 21st day of September, 2005, by and between USBAM Securities Lending Trust, a Delaware trust (hereinafter called the "Trust"), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (hereinafter called the "Custodian").

           WITNESSETH:

           WHEREAS, the Trust is a mutual Trust that currently offers its shares in two series - USBAM Securities Lending Prime Portfolio ("Prime Portfolio") and USBAM Securities Lending Short-Term Bond Portfolio ("Short-Term Bond Portfolio") -- the investment portfolios, investment objectives, and other aspects of which are different in certain respects.

           WHEREAS, the Trust desires that its securities and cash shall be hereafter held and administered by the Custodian, pursuant to the terms of this Agreement.

           NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian agree as follows:

                             ARTICLE 1. DEFINITIONS

           The word "Securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of the Trust, options, notes, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, reorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional or undivided interests in oil, gas, or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations, and any evidence of any right or interest in or to any property or assets, financial futures contracts and options thereon, and any other interest or instrument commonly known as a security or commodity.

           The word "Series" shall refer individually or collectively, as the context requires, to Prime Portfolio and Short-Term Bond Portfolio, and any further series of common stock of the Trust created hereafter by resolution of the Trust's Board of Trustees and on behalf of which series of common stock the Trust's Board of Trustees adopts this Agreement.




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           The words "Written Order from the Trust" shall mean a request or direction or certification in writing directed to the Custodian and signed in the name of the Trust by any two of the individuals designated in the current certified list referred to in Article 2, provided that one of the individuals so signing shall be an officer of the Trust designated in said current certified list.

           ARTICLE 2. NAMES TITLES AND SIGNATURES OF TRUST'S OFFICERS

           The Trust shall certify to the Custodian the names, titles, and signatures of officers and other persons who are authorized to give Written Orders to the Custodian on behalf of each individual Series of the Trust. The Trust agrees that, whenever any change in such authorization occurs, it will file with the Custodian a new certified list of names, titles, and signatures which shall be signed by at least one officer previously certified to the Custodian if any such officer still holds an office in the Trust. The Custodian is authorized to rely and act upon the names, titles, and signatures of the individuals as they appear in the most recent such certified list which has been delivered to the Custodian as hereinbefore provided.

                   ARTICLE 3. RECEIPT AND DISBURSING OF MONEY

           Section (1). The Trust shall from time to time cause cash owned by the Trust to be delivered or paid to the Custodian for the account of any Series, but the Custodian shall not be under any obligation or duty to determine whether all cash of the Trust is being so deposited, to which Series account any such cash is being deposited, or to take any action or to give any notice with respect to cash not so deposited. The Custodian agrees to hold such cash, together with any other sum collected or received by it for or on behalf of the Trust, for the account of the Trust Series designated by the Trust, in the name of "USBAM Securities Lending Trust, Custodian Account, Prime Portfolio or Short-Term Bond Portfolio" (or in the name of any Series created hereafter and adopting this Agreement) in conformity with the terms of this Agreement. The Custodian shall make payments of cash for the account of the Trust only:

           (a) for bills, statements and other obligations of Trust (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Trust, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Trust) pursuant to Written Orders from the Trust setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment;

           (b)        as provided in Article 4 hereof; and

           (c)        upon the termination of this Agreement.

           Section (2). The Custodian is hereby appointed the attorney-in-fact of the Trust to enforce and collect all checks, drafts, or other orders for the payment of money received by the Custodian for the account of the Trust and drawn to or to the order of the Trust and to deposit them in said Custodian Account of the Trust.


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                        ARTICLE 4. RECEIPT OF SECURITIES

           The Trust agrees to place all of its Securities in the custody of the Custodian for the account of any Series, but the Custodian shall not be under any obligation or duty to determine whether all Securities of the Trust are being so deposited, or to require that they be so deposited, or to take any action or give any notice with respect to the Securities not so deposited. The Custodian agrees to hold such Securities for the account of the Trust, in the name of the Trust or of bearer or of a nominee of the Custodian, and in conformity with the terms of this Agreement. The Custodian also agrees, upon Written Order from the Trust, to receive from persons other than the Trust and to hold for the account of the Trust Securities specified in said Written Order, and, if the same are in proper form, to cause payment to be made therefore to the persons from whom such Securities were received, from the Trusts of the Trust held by it in said Custodian Account in the amounts provided and in the manner directed by the Written Order from the Trust.

           The Custodian agrees that all Securities of the Trust placed in its custody shall be kept physically segregated at all times from those of any other person, firm, or corporation, and shall be held by the Custodian with all reasonable precautions for the safekeeping thereof, with safeguards substantially equivalent to those maintained by the Custodian for its own Securities.

           Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt, the Trust may direct the Custodian to deposit all or any part of the Securities owned by the Trust in a system for the central handling of Securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all Securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such Securities, provided that all such deposits shall be subject to withdrawal only at the direction of the Trust.

          ARTICLE 5. TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

           The Custodian agrees to transfer, exchange, or deliver Securities as provided in Article 6, or on receipt by it of, and in accordance with, a Written Order from the Trust in which the Trust shall state specifically which of the following cases is covered thereby, provided that it shall not be the responsibility of the Custodian to determine the propriety or legality of any such order:

             (a) In the case of deliveries of Securities sold by the Trust, against receipt by the Custodian of the proceeds of sale and after receipt of a confirmation from a broker or dealer with respect to the transaction;

             (b) In the case of deliveries of Securities which may mature or be called, redeemed, retired, or otherwise become payable, against receipt by the Custodian of the sums payable thereon or against interim receipts or other proper delivery receipts;



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             (c)  In the case of deliveries of Securities which are to be transferred to and registered in the name of the Trust or of a nominee of the Custodian and delivered to the Custodian for the account of the Trust, against receipt by the Custodian of interim receipts or other proper delivery receipts;

             (d) In the case of deliveries of Securities to the issuer thereof, its transfer agent or other proper agent, or to any committee or other organization for exchange for other Securities to be delivered to the Custodian in connection with a reorganization or recapitalization of the issuer or any split-up or similar transaction involving such Securities, against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

             (e) In the case of deliveries of temporary certificates in exchange for permanent certificates, against receipt by the Custodian of such permanent certificates or against interim receipts or other proper delivery receipts;

             (f) In the case of deliveries of Securities upon conversion thereof into other Securities, against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

             (g) In the case of deliveries of Securities in exchange for other Securities (whether or not such transactions also involve the receipt or payment of cash), against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

             (h) In a case not covered by the preceding paragraphs of this Article, upon receipt of a resolution adopted by the Board of Trustees of the Trust, signed by an officer of the Trust and certified to by the Secretary, specifying the Securities and assets to be transferred, exchanged, or delivered, the purposes for which such delivery is being made, declaring such purposes to be proper corporate purposes, and naming a person or persons (each of whom shall be a properly bonded officer or employee of the Trust) to whom such transfer, exchange, or delivery is to be made; and

              (i) In the case of deliveries pursuant to paragraphs (a), (b),
                  (c), (d), (e), (f), and (g) above, the Written Order from the Trust shall direct that the proceeds of any Securities delivered, or Securities or other assets exchanged for or in lieu of Securities so delivered, are to be delivered to the Custodian.

              (j) Custodian shall hold harmless and indemnify Trust from and against any claims, loss, liability or expense (collectively a "Claim") arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, wilful misconduct, or bad faith. Custodian shall not be liable for consequential, special or punitive damages. Custodian may reasonably request and obtain the advice and opinion of counsel for Trust, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Trust for any action taken or omitted by it in good faith, in conformity with such advice or opinion.



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              (k) The Trust agrees to indemnify and hold the Custodian harmless from and against any Claim arising from the Custodian's performance of its duties hereunder or its actions taken at the direction of the Trust, provided that the Custodian shall not be indemnified for any Claim arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, bad faith or wilful misconduct. Trust shall not be liable for consequential, special or punitive damages.

              (l) Custodian may rely upon the advice of Trust and upon
                  statements of Trust's accountants and other persons believed by it in good faith, to be experts in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith without negligence in reliance upon such statements.

              (m) If Trust requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Trust given prior to such actions, shall be and be kept indemnified by Trust in an amount and form satisfactory to Custodian against any liability on account of such action.

              (n) Custodian shall be entitled to receive, and Trust agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by the Custodian and the Trust.

              (o) Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Trust hereunder, a certificate signed by the Trust's President, or other officer specifically authorized for such purpose.

              (p) Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                     i) The validity of the issue of any securities purchased by or for Trust, the legality of the purchase thereof or evidence of ownership required by Trust to be received by Custodian, or the propriety of the decision to purchase or amount paid therefore; or

                    ii) The legality of the sale of any securities by or for Trust, or the propriety of the amount for which the same are sold.



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             (q)  Custodian shall not be liable for any loss or diminution of securities by reason of investment experience or for its actions taken in reliance upon an instruction from Trust.

             (r) Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house Trusts, uncollected Trusts, or instrument for the payment or money received by it on behalf of Trust, until Custodian actually receives such money, provided only that it shall advise Trust promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Trust toward the end that such money shall be received.

             (s) Custodian shall not be responsible for loss occasioned by the acts, neglect, defaults or insolvency of any broker, bank trust company, or any other person with whom Custodian may deal in the absence of negligence, or bad faith on the part of Custodian.

                ARTICLE 6. CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

         Unless and until the Custodian receives contrary Written Orders from the Trust, the Custodian shall without order from the Trust:

             (a) Present for payment all bills, notes, checks, drafts, and similar items, and all coupons or other income items (except stock dividends), held or received for the account of the Trust, and which require presentation in the ordinary course of business, and credit such items to the aforesaid Custodian Account of the Trust pursuant to Custodian's then current Trusts availability schedule; but Custodian shall have no duty to take action to effect collection of any amount if the assets upon which such payment is due are in default or if payment is refused after due demand and presentation;

             (b) Present for payment all Securities which may mature or be called, redeemed, retired, or otherwise become payable and credit such items to the aforesaid Custodian Account of the Trust pursuant to Custodian's then current Trusts availability schedule; but Custodian shall have no duty to take action to effect collection of any amount if the assets upon which such payment is due are in default or if payment is refused after due demand and presentation;

             (c) Hold for and credit to the account of the Trust all shares of stock and other Securities received as stock dividends or as the result of a stock split or otherwise from or on account of Securities of the Trust, and notify the Trust promptly of the receipt of such items;

             (d) Deposit any cash received by it from, for or on behalf of the Trust to the credit of the Trust in the aforesaid Custodian Account (in its own deposit department without liability for interest);


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             (e)  Charge against the aforesaid Custodian Account for the Trust disbursements authorized to be made by the Custodian hereunder and actually made by it, and notify the Trust of such charges at least once a month;

             (f) Deliver Securities which are to be transferred to and reissued in the name of the Trust, or of a nominee of the Custodian for the account of the Trust, and temporary certificates which are to be exchanged for permanent certificates, to a proper transfer agent for such purpose against interim receipts or other proper delivery receipts; and

             (g) Hold for disposition in accordance with Written Orders from the Trust hereunder all options, rights, and similar Securities which may be received by the Custodian and which are issued with respect to any securities held by it hereunder, and notify the Trust promptly of the receipt of such items.

                         ARTICLE 7. DELIVERY OF PROXIES

         The Custodian shall deliver promptly to the Trust, or its designee, all proxies, written notices, and communications with relation to Securities held by it which it may receive from securities issuers or obligors and/or via the industry standard information services to which Custodian subscribes.

                               ARTICLE 8. TRANSFER

         The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer any Securities which it may hold for the Series accounts of the Trust. For the purpose of facilitating the handling of Securities, unless the Trust shall otherwise direct by Written Order, the Custodian is authorized to hold Securities deposited with it under this Agreement in the name of its registered nominee or nominees (as defined in the Internal Revenue Code and any Regulations of the United States Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes) and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Custodian shall advise the Trust of the certificate number of each certificate so presented for transfer and that of the certificate received in exchange therefor, and shall use its best efforts to the end that the specific Securities held by it hereunder shall be at all times identifiable.

                ARTICLE 9. TRANSFER TAXES AND OTHER DISBURSEMENTS

          The Trust shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of Securities made hereunder, including transfers incident to the termination of this Agreement, and for all other necessary and proper disbursements, advances and expenses made or incurred by the Custodian in the performance or incident to the termination of this Agreement. In the event that any advance of Trusts is made by Custodian on behalf of the Trust, including overdrafts, the Trust agrees to repay the Custodian the amount of the advance plus accrued interest at the prime rate (as published in the Wall Street Journal) minus 100 basis points.


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          If the Custodian fails to invest cash balances held in the Custodian
Account as required by procedures adopted by the Custodian and approved by the Trust's administrator, the Custodian shall be liable to the Trust for interest to be calculated at the Fed Trusts Effective Rate (as published daily by the Federal Reserve) net of the applicable reserve requirement.

          The Custodian shall execute such certificates in connection with Securities delivered to it under this Agreement as may be required, under the provision of any federal revenue act and any Regulations of the Treasury Department issued thereunder or any state laws, to exempt from taxation any transfers and/or deliveries of any such Securities as may qualify for such exemption.

                      ARTICLE 10. CUSTODIAN'S LIABILITY FOR
                           PROCEEDS OF SECURITIES SOLD

           If the mode of payment for Securities to be delivered by the Custodian is not specified in the Written Order from the Trust directing such delivery, the Custodian shall make delivery of such Securities against receipt by it of cash, a postal money order or a check drawn by a bank, trust company, or other banking institution, or by a broker named in such Written Order from the Trust, for the amount the Custodian is directed to receive. The Custodian shall be liable for the proceeds of any delivery of Securities made pursuant to this Article, but provided that it has complied with the provisions of this Article, only to the extent that such proceeds are actually received.

                         ARTICLE 11. CUSTODIAN'S REPORT

           The Custodian shall furnish the Trust, as of the close of business on the last business day of each month, a statement showing all cash transactions and entries for the accounts of the Series of the Trust. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement shall be open to inspection and audit, at reasonable times, by officers of, and auditors employed by, the Trust. The Custodian shall furnish the Trust with a list of the Securities held by it in custody for the account of the Trust as of the close of business on the last business day of each quarter of the Trust's fiscal year.

                      ARTICLE 12. CUSTODIAN'S COMPENSATION

          The Custodian shall be paid compensation at such rates at such times as may from time to time be agreed on in writing by the parties hereto.

          ARTICLE 13. DURATION, TERMINATION AND AMENDMENT OF AGREEMENT

           This Agreement shall remain in effect, as it may from time to time be amended, until it shall have been terminated as hereinafter provided, but no such alteration or termination shall affect or impair any rights or liabilities arising out of any acts or omissions to act occurring prior to such amendment or termination.


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           The Custodian may terminate this Agreement by giving the Trust ninety days' written notice of such termination by registered mail addressed to the Trust at its principal place of business.

           The Trust may terminate this Agreement by giving ninety days', written notice thereof delivered, together with a copy of the resolution of the Board of Trustees authorizing such termination and certified by the Secretary of the Trust, by registered mail to the Custodian at its principal place of business. Additionally, this Agreement may be terminated with respect to any Series of the Trust pursuant to the same procedures, in which case this Agreement shall continue in full effect with respect to all other Series of the Trust.

           Upon termination of this Agreement, the assets of the Trust, or Series thereof, held by the Custodian shall be delivered by the Custodian to a successor custodian upon receipt by the Custodian of a copy of the resolution of the Board of Trustees of the Trust, certified by the Secretary, designating the successor Custodian; and if no successor custodian is designated the Custodian shall, upon such termination, deliver all such assets to the Trust.

           This Agreement may be amended at any time by the mutual agreement of the Trust and the Custodian. Additionally, this Agreement may be amended with respect to any Series of the Trust at any time by the mutual agreement of the Trust and the Custodian, in which case such amendment would apply to such Series amending this Agreement but not to the other Series of the Trust.

         This Agreement may not be assigned by the Custodian without the consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

                         ARTICLE 14. SUCCESSOR CUSTODIAN

           Any bank or trust company into which the Custodian or any successor custodian may be merged or converted or with which it or any successor custodian may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Custodian or any successor custodian shall be a party, or any bank or trust company succeeding to the business of the Custodian, shall be and become the successor custodian without the execution of any instrument or any further act on the part of the Trust or the Custodian or any successor custodian.

           Any successor custodian shall have all the power, duties, and obligations of the preceding custodian under this Agreement and any amendments thereof and shall succeed to all the exemptions and privileges of the preceding custodian under this Agreement and any amendments thereof.

                               ARTICLE 15. GENERAL

           Nothing expressed or mentioned in or to be implied from any provisions of this Agreement is intended to give or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained, this Agreement and all of


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the covenants, conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

           It is the purpose and intention of the parties hereto that the Trust shall retain all the power, rights and responsibilities of determining policy, exercising discretion and making decisions with respect to the purchase, or other acquisitions, and the sale, or other disposition, of all of its Securities, and that the duties and responsibilities of the Custodian hereunder shall be limited to receiving and safeguarding the assets and Securities of the Trust and to delivering or disposing of them pursuant to the Written Order of the Trust as aforesaid, and the Custodian shall have no authority, duty or responsibility for the investment policy of the Trust or for any acts of the Trust in buying or otherwise acquiring, or in selling or otherwise disposing of, any Securities, except as hereinbefore specifically set forth.

           The Custodian shall in no case or event permit the withdrawal of any money or Securities of the Trust upon the mere receipt of any director, officer employee or agent of the Trust, but shall hold such money and Securities for disposition under the procedures herein set forth.

                      ARTICLE 16. INSTRUCTIONS TO CUSTODIAN

           The Custodian may, when it deems it expedient, apply to the Trust, or to counsel for the Trust, or to its own counsel, for instructions and advice; and the Custodian shall not be liable for any action taken by it in accordance with the written instructions or advice of the Trust or of counsel for the Trust.

                           ARTICLE 17. EFFECTIVE DATE

           This agreement shall become effective when it is executed and delivered by the parties hereto, which date shall not preceed the date it shall have been approved by the Board of Trustees of the Trust. The Trust shall transmit to the Custodian promptly after such approval by said Board of Trustees a copy of its resolution embodying such approval, certified by the Secretary of the Trust.

                            ARTICLE 18. GOVERNING LAW

           This agreement is executed and delivered in Minneapolis, Minnesota and the laws of the State of Minnesota shall be controlling and shall govern the construction, validity and effect of this contract.




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           IN WITNESS WHEREOF, the Trust and the Custodian have caused this
Agreement to be executed in duplicate as of the date first above written by their duly authorized officers.


ATTEST:                                    USBAM SECURITIES LENDING TRUST


By  /s/ Brett L. Agnew                     By  /s/ Jeffery M. Wilson
    -------------------------------            ---------------------------------
Title: /s/ Assistant Secretary                 Jeffery M. Wilson
       ----------------------------            Vice President--Administration



ATTEST:                                    U.S. BANK N. A.


By                                         By  /s/ Joe D. Redwine
    -------------------------------            ---------------------------------
Title:                                         Joe D. Redwine
       ----------------------------            Senior Vice President




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